UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

FEDERAL STREET ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38153	82-0908890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Federal Street, 35th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 227-1050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry Into A Material Definitive Agreement.

On  August 13, 2018, Federal Street Acquisition Corp. (“FSAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to effect an initial business combination, by and among FSAC, Agiliti, Inc., a Delaware corporation and a wholly-owned subsidiary of FSAC (“Agiliti”), Umpire SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“FSAC Merger Sub”), Umpire Equity Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Agiliti (“Umpire Equity Merger Sub”), Umpire Cash Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FSAC Merger Sub (“Umpire Cash Merger Sub” and together with Umpire Equity Merger Sub, the “UHS Merger Subs”, the UHS Merger Subs collectively with FSAC Merger Sub, the “Merger Subs”, and the Merger Subs together with Agiliti and FSAC, the “FSAC Parties”), UHS Holdco, Inc., a Delaware corporation (“UHS”), IPC/UHS Co-Investment Partners, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder, and IPC/UHS, L.P., a Delaware limited partnership, solely in its capacity as a Majority Stockholder and the Stockholders’ Representative (together with IPC/UHS Co-Investment Partners, L.P., the “Majority Stockholders”).

Pursuant to the Merger Agreement, a business combination between FSAC and UHS (the “Business Combination”) will be effected through (a) the merger of FSAC Merger Sub with and into FSAC, with FSAC surviving such merger (the “FSAC Merger”); (b) immediately after the FSAC Merger, the merger of UHS Equity Merger Sub with and into UHS, with UHS surviving such merger (“UHS Merger 1”); (c) immediately after UHS Merger 1, the merger of UHS Cash Merger Sub with and into UHS, with UHS surviving such merger (“UHS Merger 2”, and together with UHS Merger 1, the “UHS Mergers” and the UHS Mergers collectively with the FSAC Merger, the “Mergers”); and (d) immediately after the Mergers, Agiliti will contribute its UHS capital stock to FSAC. As a result of the Mergers and the contribution, FSAC will become a wholly-owned subsidiary of Agiliti, UHS will become a wholly-owned subsidiary of FSAC, and Agiliti will become a publicly traded company.

The aggregate purchase price for the Business Combination and related transactions implies an initial enterprise value for the combined company of approximately $1.74 billion.  The consideration to be paid to holders of equity interests in UHS will be approximately $1.58 billion, subject to certain adjustments contained in the Merger Agreement, including reduction for indebtedness and certain transaction expenses and subject to a working capital adjustment.  The purchase price will be paid in a combination of stock and cash consideration. The stock consideration will consist of a number of newly issued shares of Agiliti’s common stock to be distributed to equity holders of UHS approximately equal to $335.0 million (the “Maximum Stock Consideration Amount”) divided by $10.00. The amount of stock consideration may be decreased (and cash consideration increased) to the extent of cash available following cash payments required by the Merger Agreement, including payments to any FSAC public stockholders electing redemption of their FSAC Class A common stock. The remainder of the merger consideration will be paid in cash.

The proposed Business Combination is expected to be consummated after the required approval by the stockholders of FSAC and the satisfaction of certain other conditions summarized below.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) authorization to enter into the Merger Agreement, (c) capital structure, (d) consents and approvals, (e) financial statements, (f) liabilities, (g) real estate, (h) litigation, (i) material contracts, (j) taxes, (k) title to assets, (l) absence of changes, (m) environmental matters, (n) employee matters, (o) licenses and permits, (p) compliance with laws, and (q) regulatory matters.

Covenants

The Merger Agreement includes customary covenants of the parties thereto with respect to operation of the business prior to consummation of the Business Combination and the preparation and filing with the Securities and Exchange Commission (“SEC”) of a Registration Statement on Form S-4, in which a proxy statement of FSAC will be included as a prospectus (the “proxy statement/prospectus”).

Conditions to Consummation of the Mergers

General Conditions

Consummation of the Business Combination is conditioned upon, among other things, (i) no order prohibiting the consummation of the Mergers shall be in force, (ii) the waiting periods applicable to the transactions contemplated by the Merger Agreement under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, (iii) the approval by FSAC’s stockholders of the Business Combination and other related transactions at a special meeting of such holders shall have been obtained, (iv) the Registration Statement on Form S-4 shall have become effective and no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for that purpose pending before or threatened by the SEC, (v) the redemption of shares of FSAC’s Class A common stock from holders of such stock who have elected such redemption shall have been completed in accordance with the terms of the Merger Agreement and the proxy statement/prospectus, (vi) FSAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) remaining, and (vii) there shall be a minimum amount of cash available to complete the Business Combination.

FSAC Parties’ Conditions

The obligations of the FSAC Parties to consummate the Business Combination are also conditioned upon, among other things, (i) there shall not have occurred a material adverse effect on UHS, and (ii) receipt by the FSAC Parties of the written consent by holders of UHS common stock sufficient to approve the transactions contemplated by the Merger Agreement (including the Majority Stockholders with respect to their shares of UHS common stock).

UHS’ Conditions

The obligations of UHS to consummate the Business Combination are also conditioned upon, among other things, the Maximum Stock Consideration Amount not exceeding $335.0 million; provided that, subject to limitations, such amount may be increased, solely at UHS’ election, in the event there would otherwise be insufficient cash available to make the payments required under the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the transactions contemplated therein (the “Closing”), as follows:

•                  by mutual written consent of the FSAC Parties and UHS;

•                  subject to certain cure periods, by either the FSAC Parties or UHS, as applicable, if there has been a breach of any representation, warranty, covenant or other agreement made by UHS or FSAC, as applicable, which would reasonably be expected to result in the failure of certain conditions;

•                  by either the FSAC Parties or UHS if the Closing has not occurred on or prior to December 31, 2018;

•                  by UHS if FSAC’s board of directors changes its recommendation in favor of the Business Combination;

•                  by the FSAC Parties or UHS if the approval of the Business Combination and other proposals is not obtained at the special meeting of the stockholders of FSAC;

•                  by FSAC or UHS, at any time on or after the third day following the special meeting of stockholders of FSAC, if the Maximum Stock Consideration Amount exceeds $335.0 million and UHS has not delivered a valid Election Notice to cause such condition satisfied and to increase the Maximum Stock Consideration Amount, on or prior to such time;

•                  by the FSAC Parties or UHS, as applicable, if the applicable conditions to the consummation of the Closing (other than the minimum cash condition and the conditions to be satisfied at Closing) have been satisfied on the date that the Closing would otherwise have been consummated pursuant to the terms of the Merger Agreement, but FSAC or UHS, as applicable fails to consummate the Closing; or

•                  by FSAC if it has not received the written consent approving the Merger Agreement from the stockholders of UHS required to approve the Merger Agreement by the end of the second business day following the date that the Registration Statement on Form S-4 has been declared effective by the SEC.

The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties thereto, are subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk among such parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Agiliti, the FSAC Parties, UHS or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Business Combination, Agiliti will enter into the following agreements.

Registration Rights Agreement

At the Closing of the transactions contemplated by the Merger Agreement, Agiliti will enter into a Registration Rights Agreement with THL Agiliti, LLC (“THL Agiliti”) (an affiliate of FS Sponsor, LLC (the “Sponsor”)), the Majority Stockholders, Thomas J. Leonard, UHS’ chief executive officer, and certain other holders, under which, the parties thereto will be granted certain customary registration rights, including demand and piggy-back rights, with respect to the shares of Agiliti common stock they will hold following the Business Combination, in each case subject to cutback provisions.  In addition, pursuant to the Registration Rights Agreement, the Majority Stockholders and Mr. Leonard will agree to certain transfer restrictions for 180 days following the Closing.

Director Nomination Agreements

At Closing, Agiliti will enter into separate Director Nomination Agreements with each of THL Agiliti and the Majority Stockholders.  Pursuant to the Director Nomination Agreements, THL Agiliti and the Majority Stockholders will have separate rights to designate nominees to the board of directors of Agiliti in the number and subject to the beneficial ownership thresholds set forth therein.

Tax Receivable Agreement

At Closing, Agiliti will enter into the Tax Receivable Agreement (the “Tax Receivable Agreement”), with UHS and the Majority Stockholders. The Tax Receivable Agreement will generally provide for the payment by UHS to the holders of equity interests and certain options and RSUs in UHS as of the time immediately before the Closing of 85% of certain U.S. federal, state, and local tax benefits realized or deemed realized by Agiliti and its subsidiaries from the use, following the Closing, of the following tax attributes: (i) U.S. federal, state and local net operating losses (including carryforwards) of UHS and its subsidiaries in existence as of the end of the date of Closing, (ii) without duplication of amounts included under clause (i), certain deductions generated by the consummation of the transactions contemplated by the Merger Agreement, (iii) deductions arising from rollover options cancelled or exercised post-closing as such deductions are generated post-closing and (iv) certain deductions arising from payments made under the Tax Receivable Agreement. Agiliti and its subsidiaries (including UHS) will retain the tax benefit, if any, of the remaining 15% of such tax attributes.

The amount and timing of any payments under the Tax Receivable Agreement may vary depending upon a number of factors, including the amount and timing of the taxable income (if any) that Agiliti and its subsidiaries generate in the future, the amount of certain other tax attributes not subject to the Tax Receivable Agreement (if any) that may be available to Agiliti and its subsidiaries and the U.S. federal, state and local income tax rates then applicable in determining the amount of any such payment.  The term of the Tax Receivable Agreement will commence upon the Closing and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or deemed utilized unless UHS exercises its right to terminate the Tax Receivable Agreement early or there is otherwise a deemed early termination (e.g. upon the occurrence of a change of control of Agiliti, FSAC or UHS or certain divestitures of UHS’s subsidiaries) pursuant to the terms of Tax Receivable Agreement. If UHS elects to terminate the Tax Receivable Agreement early or there is a deemed early termination, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the deemed anticipated future payments to be made by it under the Tax Receivable Agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.

Voting Agreement with Sponsor

On August 13, 2018, concurrently with the entry into the Merger Agreement, the Sponsor entered into a voting agreement with UHS, pursuant to which Sponsor agreed to vote all shares of common stock of FSAC beneficially owned by the Sponsor in favor of the Business Combination and other proposals contemplated in the Merger Agreement.

Voting, Restrictive Covenant and Support Agreements with Majority Stockholders and Management

On August 13, 2018, concurrently with the entry into the Merger Agreement, FSAC and Agiliti entered into voting, support and restrictive covenant agreements with the Majority Stockholders and members of UHS’ management. Pursuant to these agreements, each of the Majority Stockholders and the members of UHS’ management agreed to vote all shares of common stock of UHS beneficially owned by them in favor of the Business Combination. In addition, pursuant to these agreements, the parties thereto waived any appraisal rights in connection with the Business Combination, agreed to certain non-competition, non-solicitation and non-hire provisions for the periods of time set forth in the agreements, and agreed to certain transfer restrictions with respect to their common stock received in the Business Combination for 180 days following Closing.

Private Placement Subscription Agreements

On August 13, 2018, concurrently with the entry into the Merger Agreement, FSAC and Agiliti entered into subscription agreements with certain institutional investors and with THL Agiliti, pursuant to which the investors have agreed to purchase in the aggregate $250.0 million in shares of Class A common stock of FSAC at a purchase price of $10.00 per share on a private placement basis (the “Private Placement”).  The shares issued by FSAC in the Private Placement will be converted into shares of common stock of Agiliti pursuant to the Mergers.  The proceeds from the Private Placement will be used to partially fund the cash consideration to be paid to UHS’ equityholders at Closing.

Subscription Agreements with Institutional Investors

FSAC and Agiliti entered into subscription agreements with certain institutional investors pursuant to which the investors have agreed to purchase, and FSAC has agreed to sell, $50.0 million in shares of Class A common stock of FSAC at a price of $10.00 per share in connection with the Private Placement.  Each of the subscription agreements with various institutional investors provides that each such investor will subscribe for and purchase the number of shares of Class A common stock of FSAC set forth therein subject to the conditions that: (i) no suspension of trading of such shares, or initiation or threatening of any proceedings, has occurred other than in connection with the consummation of the Business Combination, (ii) all representations and warranties of FSAC, Agiliti and each such subscriber are true and correct in all material respects (subject to the exceptions and as of the dates set forth in each such agreement), (iii) no applicable governmental authority has entered any judgment, order, law, rule or regulation which makes consummation of the Business Combination illegal, and no governmental authority has instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition on the Business Combination and (iv) all conditions precedent to Closing have been satisfied or waived.

The subscription agreements will terminate with no further force and effect upon the earlier to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the parties to such subscription agreement or (iii) if any of the conditions to closing set forth in such subscription agreement are not satisfied or waived on or prior to the closing of the Private Placement and, as a result thereof, the transactions contemplated by such subscription agreement are not consummated at the closing of the Private Placement.

In addition, the subscription agreements contemplate that in the event that the shares purchased are not registered on the Registration Statement on Form S-4 in connection with the consummation of the Business Combination, Agiliti will, within 30 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of common stock and will use its commercially reasonable efforts to have such registration statement declared effective within 90 days after the consummation of the Business Combination.

Subscription Agreement with THL Agiliti

FSAC and Agiliti entered into a subscription agreement (the “THL Subscription Agreement”) with THL Agiliti pursuant to which THL Agiliti has agreed to purchase $200.0 million in shares of Class A common stock of FSAC at a price of $10.00 per share in connection with the Private Placement.  The THL Subscription Agreement provides that THL Agiliti will subscribe for and purchase the number of shares of Class A common stock of FSAC set forth therein subject to the conditions that: (i) no suspension of trading of such shares, or initiation or threatening of any proceedings, has occurred other than in connection with the consummation of the Business Combination, (ii) all representations and warranties of FSAC, Agiliti and each such subscriber are true and correct in all material respects (subject to the exceptions and as of the dates set forth in each such agreement), (iii) no applicable governmental authority has entered any judgment, order, law, rule or regulation which makes consummation of the Business Combination illegal, and no governmental authority has instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition on the Business Combination, (iv) all conditions precedent to Closing shall have been satisfied or waived (without any material waiver of any such conditions that would reasonably be expected to adversely affect THL Agiliti except waivers to which THL Agiliti consents in writing) and the debt financing contemplated by the Debt Commitment Letter (as defined in the Merger Agreement) to be funded at Closing has been funded or will be funded at the Closing (and the Debt Financing (as defined in the Merger Agreement) to be funded after the Closing for the purpose of the refinancing UHS’s existing senior notes is not subject to any event of default or unsatisfied condition which would permit the lenders not to fund all or a portion of the Debt Financing as contemplated by the Debt Commitment Letter); and (v) no material amendment or modification of the Merger Agreement has occurred that would reasonably be expected to adversely affect THL Agiliti, unless THL Agiliti has consented in writing to such amendment or modification.

The subscription agreement will terminate with no further force and effect upon the earlier to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to such subscription agreement or (iii) if any of the conditions to closing set forth in such subscription agreement are not satisfied or waived on or prior to the closing of the Private Placement and, as a result thereof, the transactions contemplated by such subscription agreement are not consummated at the closing of the Private Placement. The THL Subscription Agreement also terminates if UHS or any of its affiliates asserts any right or seeks any remedy against THL Agiliti or any of its direct and indirect equityholders, management companies, affiliates, agents, attorneys or representatives, other than (i) the right to specific performance by UHS against THL Agiliti as described below, (ii) a claim against FSAC or Agiliti under the Merger Agreement, (iii) the right of specific performance by UHS as third party beneficiary to an equity commitment letter provided to THL Agiliti by certain funds affiliated with Thomas H. Lee Partners, L.P., or (iv) a claim by UHS under any Ancillary Agreement (as defined in the Merger Agreement) against another party to any such agreement.

UHS has the right, as a third party beneficiary of the THL Subscription Agreement, to obtain specific performance of THL Agiliti’s obligation to cause the subscription amount to be funded when due, but solely to the extent FSAC has the right thereunder to enforce such obligation pursuant to the terms, and subject to the conditions, thereof and solely to the extent required to give effect to a grant of specific performance to UHS under and in accordance with the terms and conditions of the Merger Agreement.

The shares of Class A common stock of FSAC purchased by THL Agiliti will be granted the registration rights described under “Registration Rights Agreement” above.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “Private Placement Subscription Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Class A common stock of FSAC to be issued in connection with the subscription agreements described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On August 13, 2018, FSAC issued a press release announcing the entry into the Merger Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that will be used by FSAC in connection with the Business Combination.

Furnished as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference are the employee communications, which UHS intends to distribute to its employees in connection with the announcement of the entry into the Merger Agreement.

On August 13, 2018 Universal Hospital Services, Inc., the operating subsidiary of UHS, issued a press release and an investor presentation relating to its financial results for the quarter ended June 30, 2018.  Copies of the press release and the presentation are furnished herewith as Exhibits 99.4 and 99.5, respectively, and incorporated herein by reference.

The foregoing information (including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events

In connection with the entry into the Merger Agreement, Umpire Cash Merger Sub has received commitments from JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and KeyBank National Association to provide debt financing for senior secured credit facilities comprised of a $660.0 million delayed draw first lien term loan facility and a $150.0 million first lien revolving credit facility, and Umpire Cash Merger Sub has entered into customary commitment letters in connection therewith.

Additional Information about the Transaction and Where to Find It

FSAC intends to file a proxy statement with the SEC for use at the special meeting of stockholders to approve the Business Combination and FSAC will cause Agiliti, the newly formed holding company, to file a Registration Statement on Form S-4 with respect to the securities being issued in the transaction. The proxy statement and the prospectus contained in the Registration Statement will be mailed to FSAC stockholders as of a record date to be established for voting on the proposed Business Combination. INVESTORS AND SECURITY HOLDERS OF FSAC AND UHS ARE URGED TO READ THE PROXY

STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about FSAC, UHS and Agiliti once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by FSAC when and if available, can be obtained free of charge on FSAC’s website at http://www.thl.com/fsac or by directing a written request to Federal Street Acquisition Corp., 100 Federal Street, 35th Floor, Boston, MA 02110, (617) 227-1050.

Participants in the Solicitation

FSAC, UHS, Agiliti and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of FSAC’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of FSAC’s directors and officers in FSAC’s filings with the SEC, including FSAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 23, 2018.  Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to FSAC’s shareholders in connection with the proposed Business Combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the Registration Statement that FSAC intends to cause Agiliti to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

Certain statements made herein include forward looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Specifically, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FSAC’s or UHS’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Prospectus filed by FSAC with the SEC and those described in the section entitled “Risk Factors” in UHS’s annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC, as well as UHS’s other filings with the SEC. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed Business Combination; the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by FSAC stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed Business Combination; and costs related to the proposed Business Combination.  Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: UHS’s history of net losses; the need for substantial cash to operate and expand the combined company’s business as planned; the combined company’s expected substantial outstanding debt following the business combination; a decrease in the number of patients the combined company’s customers serve; the combined company’s ability to effect change in the manner in which healthcare providers traditionally procure medical equipment; the absence of long-term commitments with customers; the combined company’s ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of healthcare reform initiatives; the impact of significant regulation of the healthcare industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in the combined company’s continued expansion into certain of UHS’s businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; and increases in vendor costs that cannot be passed through to the combined company’s customers.

Neither FSAC nor UHS undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Federal Street Acquisition Corp. and Universal Hospital Services, Inc., dated August 13, 2018.

99.2	Investor Presentation of Federal Street Acquisition Corp. and Universal Hospital Services, Inc., dated August 13, 2018.

99.3	UHS Holdco, Inc. Employee Communications, dated August 13, 2018

99.4

Press release issued by Universal Hospital Services, Inc., dated August 13, 2018 (incorporated by reference to Exhibit 99.1 to the Current Report filed with the SEC by Universal Hospital Services, Inc. on August 13, 2018).

99.5

Investor Presentation of Universal Hospital Services, Inc. relating to its results for the quarter ended June 30, 2018 (incorporated by reference to Exhibit 99.2 to the Current Report filed with the SEC by Universal Hospital Services, Inc. on August 13, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018

FEDERAL STREET ACQUISITION CORP.

By:	/s/ Charles P. Holden
Name: Charles P. Holden
Title: Chief Financial Officer